UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

APRIL 6, 2020

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1203 E. 33rd Street, Suite 250, Tulsa Oklahoma 74105

(Address of Principal Executive Offices) (Zip Code)

(539) 444-8002

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	EMPR	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2020, Empire Texas LLC, a Delaware limited liability company and wholly owned subsidiary of Empire Petroleum Corporation (“Empire Texas”), entered into a purchase and sale agreement dated (the “Purchase Agreement”), with Pardus Oil & Gas, LLC and Pardus Oil & Gas Operating GP, LLC (collectively, “Seller”), pursuant to which, among other things, Empire Texas agreed to acquire (1) certain oil and gas properties from Seller in Houston, Madison and Leon Counties, Texas comprising of 139 gross wells that have been recently producing approximately 400 net barrels of oil equivalent per day and approximately 30,397 net acres, (2) 77.3 miles of gathering lines and pipelines and related facilities and equipment, and (3) all general and limited partner shares and general and limited partner interest in Pardus Oil & Gas Operating, LP.

The transactions under the Purchase Agreement were closed on April 7, 2020. Pursuant to the Purchase Agreement, (1) the purchase price included (a) the assumption of certain obligations and (b) a contingent payment of cash in an amount not to exceed $2,000,000 (subject to customary adjustments), and (2) the effective date of the transactions contemplated by Purchase Agreement is April 1, 2020. The Purchase Agreement also contains various representations and warranties, covenants, indemnities, limitations of liability and other terms and conditions that are customary for transactions similar to the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 attached hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

As discussed above, on April 7, 2020, Empire Texas acquired (1) certain oil and gas properties in Houston, Madison and Leon Counties, Texas comprising of 139 gross wells that have been recently producing approximately 400 net barrels of oil equivalent per day and approximately 30,397 net acres, (2) 77.3 miles of gathering lines and pipelines and related facilities and equipment, and (3) all general and limited partner shares and general and limited partner interest in Pardus Oil & Gas Operating, LP.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

2.1	Purchase and Sale Agreement dated as of April 6, 2020, by and between Pardus Oil & Gas, LLC and Pardus Oil & Gas Operating GP, LLC and Empire Texas LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: April 10, 2020	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President